                                Ex.99.1
Katapult Announces Fourth Quarter 2021 Financial Results

March 15, 2022

PLANO, Texas, Mar. 15, 2022 (GLOBE NEWSWIRE) -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter and Full Year 2021 Financial and Operational Highlights:

•Recorded total revenue of $73.3 million in fourth quarter 2021 which was flat compared to prior year. Revenue for full year 2021 was $303.1 million as compared to $247.2 million in prior year, an increase of 23%.

•Added 20 new merchants in the fourth quarter 2021, despite ongoing macro challenges bringing our total to 102 new merchants for 2021, up 127% from a total of 45 new merchants in 2020.

•Achieved continued high customer satisfaction with Net Promoter Score of 54 as of December 31, 2021 and more than 50% of gross originations for fourth quarter 2021 coming from repeat customers (customers who have originated more than one lease with Katapult over their lifetime).

•Tightened underwriting policy proactively in Q4 2021, as lease payment performance continues to revert to non-stimulus periods experienced historically in our business.

•Ended the year with $92.5 million of unrestricted cash on the balance sheet and $63.0 million available on the asset-backed revolving line of credit.

“2021 was an important year for Katapult as we became a public company. In a challenging macro backdrop that resulted in slower gross origination growth than anticipated, we continued to focus on delivering high levels of customer and merchant satisfaction with our products and services, and grew our revenue 23% year-over-year,” said Orlando Zayas, CEO of Katapult. “As we look to 2022 and beyond, we are excited about the opportunity to execute our long-term growth strategy and believe we are in the initial stages of building a sizable, durable and scalable business.”

Fourth Quarter 2021 Results

(Comparisons are to the respective periods of the prior year unless otherwise noted)

The Company recorded fourth quarter revenue of $73.3 million, which was flat compared to the fourth quarter of the prior year. Gross originations for the fourth quarter were $58.9 million, a 4% decline from the prior year due to ongoing macro challenges, including supply chain disruptions impacting merchant partners and changes in consumer spending patterns, combined with the Company proactively tightening lease underwriting in response to credit performance normalizing.

                                Ex.99.1
Net income was $7.5 million for the fourth quarter 2021, including a $12.4 million revaluation gain related to our public and private warrants. Adjusted net loss was $(4.8) million for the fourth quarter, which is down from adjusted net income of $4.9 million in the prior year period. Adjusted EBITDA was $(1.3) million for the fourth quarter 2021, down from $9.0 million in the prior year period, reflecting the following areas of year-over-year expense increases for the period: 1) credit normalization back to pre-pandemic levels, 2) higher compensation cost in fourth quarter 2021 from the addition of 36 full-time employees during the year as part of our strategic growth plan and 3) higher general and administrative expense from public company costs and higher marketing spend in the fourth quarter 2021.

Katapult CEO, Orlando Zayas, Katapult CFO, Karissa Cupito, and Katapult COO, Derek Medlin will discuss the Company’s performance, outlook and overall growth strategy in greater detail on the company's earnings conference call and webcast.

Conference Call and Webcast

Katapult will host a conference call and webcast at 8:00 AM ET on March 15, 2022 to discuss these financial results, our current outlook and our growth strategy.

A live audio webcast of the event will be available on the Katapult Investor Relations website at http://ir.katapultholdings.com/. A copy of the earnings call presentation will also be posted to our website.

A live dial-in will be available at (888) 302-0680 (domestic) or (281) 962-4859 (international). The conference ID number is 1038243. Shortly after the conclusion of the call, a replay of this conference call will be available through 11:00 AM ET on March 29, 2022 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 1038243.

About Katapult

Katapult is a next generation platform for digital and mobile-first commerce for the non-prime consumer. Katapult provides point of sale lease purchase options for consumers challenged with accessing traditional financial products who are seeking to obtain everyday durable goods. The Company has developed a sophisticated end-to-end technology platform that enables seamless integration with merchants, underwriting capabilities that exceed the industry standard, and exceptional customer experiences.

                                Ex.99.1
Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our current outlook, our growth strategies and our ability to build a sizable, durable and scalable business. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including execution of Katapult’s business strategy, including launching new product offerings and expanding information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; general economic conditions in the markets where Katapult operates, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers; failure to realize the anticipated benefits of the business combination with FinServ Acquisition Corp. (the “Merger”); risks relating to factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of Katapult’s business with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; the impact of the COVID-19 pandemic and its effect on Katapult’s business; reliability of Katapult’s platform and effectiveness of its risk model; protection of confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions; ability to attract and retain employees, executive officers or directors; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing; enhance future operating and financial results; anticipate rapid technological changes; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including rental purchase transactions and privacy regulations; maintain relationships with merchant partners; respond to uncertainties associated with product and service developments and market acceptance; anticipate the impact of new U.S. federal income tax law; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of its consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events; Merger”); and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), including Katapult’s Annual Report on Form 10-K to be filed with the SEC on March 15, 2022, as well as in other documents filed, or to be filed, by Katapult, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Key Performance Metrics

                                Ex.99.1
Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: Gross Originations, Total Revenue, Unearned Revenue, Bad Debt Recoveries and Gross Profit.

Gross Originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross Originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue, other revenue, and service fees. Unearned revenue represents the Company’s liability for cash received from customers prior to the related revenue being earned, and bad debt recoveries represent customer payments for receivables that had previously been written off. Bad debt recoveries represent a reduction to bad debt expense in the period in which they are collected. Katapult measures these metrics to assess the total view of paythrough performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers. In connection with the adoption of ASU No. 2016-02, Leases (Topic 842), as amended (“ASC 842”), effective January 1, 2022, Katapult will recognize revenue from customers (rental revenue) when the revenue is earned and the cash is collected. Accordingly, the Company will no longer record rental revenue arising from lease payments earned but not yet collected or any corresponding bad debt expense or disclose bad debt recoveries in its periodic reports starting in 2022.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a presentation of this measure alongside adjusted gross profit, which is a non-GAAP measure utilized by management.

Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, and adjusted net (loss) income. The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, underwriting fees, and bad debt expense. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net income before interest expense and other fees, change in fair value of warrant liability, provision for income taxes, depreciation and amortization on property and equipment, impairment of leased assets, stock-based compensation expense, legal fees associated with investor transactions, and transaction costs associated with the Business Combination.

Adjusted net (loss) income is a non-GAAP measure that is defined as net (loss) income before change in fair value of warrant liability, stock-based compensation expense and transaction costs associated with the Business Combination.

Adjusted gross profit, adjusted EBITDA and adjusted net (loss) income are useful to an investor in evaluating the Company’s performance because these measures:

• Are widely used to measure a company’s operating performance;

                                Ex.99.1
• Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and

• Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results or position. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

ASC 842 Adoption

The Company is required to adopt ASC 842 relating to lessor accounting, effective January 1, 2022. The Company's lease-to-own agreements, which comprise the majority of the Company’s revenue, will fall within the scope of ASC 842 and be impacted by this change. As a result of the adoption, the Company will recognize revenue from customers when revenue is earned and cash is collected. The Company has adopted ASC 842 using a modified retrospective approach, which permits the Company to not apply ASC 842 for comparative periods in the year of adoption. As a result, the Company will not be recasting or restating 2021 or prior periods to conform to ASC 842. The adoption of ASC 842 will be reflected in the Company’s financial statements and related notes and periodic reports filed with the SEC beginning with the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2022.

For illustrative purposes only, the Company is disclosing non-GAAP results for the each quarter during years ended December 31, 2021 and 2020, respectively as if the lessor accounting impacts of ASC 842 were in effect for these periods. Total revenue under ASC 842 and bad debt expense (net of recoveries) under ASC 842 are supplemental disclosures that are neither required by nor presented in accordance with U.S. GAAP.

Management believes these non-GAAP measures for 2021 and 2020 provide relevant and useful information for users of the Company’s financial statements, as it provides comparability with the financial results it will be reporting beginning in 2022 when ASC 842 becomes effective and the Company begins to recognize revenue from customers when the revenue is earned and cash is collected instead of on an accrual basis as the Company has historically done. Upon adoption, the Company will no longer record accounts receivable arising from lease receivables due from customers incurred during the normal course of business for lease payments earned but not yet received from the customer or any corresponding allowance for doubtful accounts.

Contacts

Katapult Vice President of Investor Relations
Bill Wright
917-750-0346
bill.wright@katapult.com

Press Inquiries:
Allison + Partners
908-566-2090
katapult@allisonpr.com

                                Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
Rental revenue	$73,261	$73,275	$302,794	$246,927
Other revenue	38	83	319	200
Service fees	—	—	—	73
Total revenue	73,299	73,358	303,113	247,200
Cost of revenue	51,969	50,878	214,124	167,412
Gross profit	21,330	22,480	88,989	79,788
Operating expenses:
Servicing costs	1,386	1,074	4,737	4,077
Underwriting fees	476	474	1,876	2,344
Professional and consulting fees	1,853	1,644	5,987	2,949
Technology and data analytics	2,173	1,841	8,196	6,296
Bad debt expense	9,450	6,450	28,299	16,064
Compensation costs	3,131	2,125	26,943	6,874
General and administrative	4,038	1,079	11,294	4,278
Total operating expenses	22,507	14,687	87,332	42,882
Income (loss) from operations	(1,177)	7,793	1,657	36,906
Loss on extinguishment of debt	—	(402)	—	(402)
Interest expense and other fees	(4,023)	(3,497)	(16,485)	(13,588)
Change in fair value of warrant liability	12,413	102	36,573	102
Income before provision for income taxes	7,213	3,996	21,745	23,018
Provision for income taxes	266	(64)	(539)	(487)
Net income and comprehensive income	$7,479	$3,932	$21,206	$22,531
Net income per share:
Basic	$0.08	$0.13	$0.31	$0.73
Diluted	$0.07	$0.08	$0.26	$0.48
Weighted average shares used in computing net income per share:
Basic	97,511,610	31,424,958	68,502,092	30,855,778
Diluted	106,661,294	46,869,268	80,573,218	46,948,445

                                Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$92,494	$65,622
Restricted cash	3,937	3,975
Accounts receivable, net of allowance for doubtful accounts of $6,248 and $4,372 at December 31, 2021 and December 31, 2020, respectively	2,007	1,636
Property held for lease, net of accumulated depreciation and impairment	61,752	66,737
Prepaid expenses and other current assets	4,249	1,248
Total current assets	164,439	139,218
Property and equipment, net	576	330
Security deposits	91	91
Capitalized software and intangible assets, net	1,056	188
Total assets	$166,162	$139,827
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,029	$1,688
Accrued liabilities	11,959	12,967
Unearned revenue	2,135	2,652
Total current liabilities	16,123	17,307
Revolving line of credit	61,238	74,316
Long term debt	40,661	36,413
Other liabilities	7,341	12,740
Total liabilities	125,363	140,776
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.0001 par value-- 250,000,000 shares authorized; 97,574,171 and 31,432,476 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	10	3
Additional paid-in capital	77,632	57,097
Accumulated deficit	(36,843)	(58,049)
Total stockholders' equity (deficit)	40,799	(949)
Total liabilities and stockholders' equity (deficit)	$166,162	$139,827

                                Ex.99.1

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$21,206	$22,531
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	143,993	111,447
Net book value of property buyouts	45,589	31,140
Impairment expense	14,566	17,064
Bad debt expense	28,299	16,064
Change in fair value of warrant liability	(36,573)	(102)
Stock-based compensation	13,020	351
Amortization of debt discount	2,701	218
Amortization of debt issuance costs	357	431
Accrued PIK interest	1,547	—
Loss on extinguishment of debt	—	402
Other	—	106
Change in operating assets and liabilities:
Accounts receivable	(28,670)	(16,776)
Net purchase of property held for lease	(198,841)	(191,450)
Prepaid expenses and other current assets	(3,847)	(613)
Accounts payable	344	768
Accrued liabilities	(1,008)	4,993
Unearned revenues	(517)	1,284
Net cash provided by (used in) operating activities	2,166	(2,142)
Cash flows from investing activities:
Purchases of property and equipment	(384)	(234)
Additions to capitalized software	(1,052)	(202)
Other assets and security deposits	—	34
Net cash used in investing activities	(1,436)	(402)
Cash flows from financing activities:
PIPE proceeds	150,000	—
Merger financing, net of redemptions	251,109	—
Consideration paid to selling shareholders	(329,560)	—
Transaction costs paid	(32,688)	—
Proceeds from revolving line of credit	7,036	39,913
Principal repayments of long term debt	—	(7,500)
Principal repayments on non-revolving line of credit, related parties	—	(16,000)
Proceeds from term loan	—	49,102
Payment of revolving line of credit debt issuance costs	—	(750)
Payment of term loan debt issuance costs	—	(182)
Proceeds from exercise of stock options	678	113
Principal repayments of revolving line of credit	(20,471)	(4,801)
Net cash provided by financing activities	26,104	59,895
Net increase in cash and restricted cash	26,834	57,351
Cash and restricted cash at beginning of period	69,597	12,246
Cash and restricted cash at end of period	$96,431	$69,597

                                Ex.99.1

Supplemental disclosure of cash flow information:
Cash paid for interest	$11,628	$12,607
Cash paid for income taxes	$416	$625

Supplemental disclosure of non-cash investing and financing activities:
Exchange of redeemable convertible preferred shares	$49,894	$—
Assumed warrant liability in connection with Merger	$44,272	$—
Exercise of common stock warrant accounted for as a liability	$13,102	$—
Issuance of warrant to purchase redeemable convertible preferred stock	$—	$12,846
Transaction costs included in other assets	$846	$—

KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Gross Profit	2021	2020	2021	2020
Total revenue	$73,299	$73,358	$303,113	$247,200
Cost of revenue	51,969	50,878	214,124	167,412
Gross profit	21,330	22,480	88,989	79,788
Less:
Servicing costs	1,386	1,074	4,737	4,077
Underwriting fees	476	474	1,876	2,344
Bad debt expense	9,450	6,450	28,299	16,064
Adjusted gross profit	$10,018	$14,482	$54,077	$57,303

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted EBITDA	2021	2020	2021	2020
Net income	$7,479	$3,932	$21,206	$22,531
Add back:
Interest expense and other fees	4,023	3,497	16,485	13,588
Loss on extinguishment of debt	—	402	—	402
Change in fair value of warrant liability	(12,413)	(102)	(36,573)	(102)
Provision for income taxes	(266)	(64)	539	487
Depreciation and amortization on property and equipment	104	37	321	83
Impairment of leased assets	(401)	204	(1,490)	1,433
Stock-based compensation expense (1)	159	77	13,476	351
Legal fees associated with investor transactions (2)	—	—	—	362
Transaction costs associated with the merger (3)	—	1,040	3,350	1,040
Adjusted EBITDA	$(1,315)	$9,023	$17,314	$40,175

(1) Includes $0.5 million of employer payroll taxes in 2021.

                                Ex.99.1
(2) Consists of legal expenses incurred in connection with various investor-related matters including stock transfers, sale of founder shares, and warrant exercises.
(3) Consists of non-capitalizable transaction costs associated with the Merger.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Net Income	2021	2020	2021	2020
Net income	$7,479	$3,932	$21,206	$22,531
Add back:
Change in fair value of warrant liability	(12,413)	(102)	(36,573)	(102)
Stock-based compensation expense (1)	159	77	13,475	351
Transaction costs associated with the merger (2)	—	1,040	3,350	1,040
Adjusted net (loss) income	$(4,775)	$4,947	$1,458	$23,820

(1) Includes $0.5 million of employer payroll taxes
(2) Consists of non-capitalizable transaction cost associated with the Merger.

CERTAIN KEY PERFORMANCE METRICS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Total revenue	$73,299	$73,358	$303,113	$247,200
Bad debt recoveries[1]	$1,625	$775	$6,069	$3,465

1Bad debt recoveries represent 17% and 12% of total bad debt expense for the three months ended December 31, 2021 and 2020, respectively and 21% and 22% of total bad debt expense for the twelve months ended December 31, 2021 and 2020, respectively.

                                Ex.99.1

KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2021	$63.8	$64.4	$61.0	$58.9
FY 2020	$37.2	$77.6	$60.5	$61.1
FY 2019	$13.5	$20.9	$27.9	$40.2

                                Ex.99.1

KATAPULT HOLDINGS, INC
IMPACT OF ADOPTION OF ASC 842
FOR ILLUSTRATIVE PURPOSES ONLY
(UNAUDITED)

	Three Months Ended				Three Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
As Reported:
Total revenue	$73,299	$71,710	$77,469	$80,635	$73,358	$71,194	$60,014	$42,634
Bad debt expense (net of recoveries)	9,450	5,936	8,026	4,887	6,450	3,931	2,548	3,134
Income before provision for income taxes	$7,213	$14,548	$(9,931)	$9,915	$3,996	$10,073	$5,199	$3,749

Non-GAAP Results:
Total revenue under ASC 842	$64,253	$66,277	$69,472	$77,558	$67,060	$67,410	$59,721	$39,428
Bad debt expense (net of recoveries) under ASC 842	—	—	—	—	—	—	—	—
Income before provision for income taxes under ASC 842	$7,617	$15,051	$(9,902)	$11,725	$4,149	$10,220	$7,454	$3,677

*Total revenue under ASC 842 also reflects the impact of the change in recognizing revenue when it is earned and cash is collected.